Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 24, 2014, is entered into by and between PositiveID Corp., a Delaware corporation (the “Company”), and Blue Citi, LLC, its successors and/or assigns (the “Buyer”).

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.           The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $161,000.00 (the “Note”), convertible into shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), one hundred and eighty (180) days from the date of issuance of the Note, subject to the limitations and conditions set forth in such Note. This Agreement, the Note and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the (“Transaction Documents”).

C.           For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares, as applicable.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.          Purchase and Sale of Securities.

1.1.          Purchase of Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Note.

1.2.          Form of Payment. On the Closing Date, (i) the Buyer shall pay $161,000.00 as full consideration for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note and (ii) the Company shall execute and Deliver the Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

1.3.          Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about October 24, 2014, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1.4.          Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $11,000.00 (the “OID”) in order to cover $7,500 in due diligence fees to Brighton Capital, Ltd. and $3,500 to cover the Buyer’s legal fees.

1.5.          Additional Investment. The Buyer shall be entitled, at the mutual agreement of the Buyer and the Company, to purchase up to an additional $500,000 at any time on before the nine (9) month anniversary of the date hereof on substantially similar terms as provided in the Transaction Documents

2.          Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; (iii) the Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, and (iv) the Buyer is purchasing the Securities for its own account and not with a view towards the public sale or distribution thereof.

3.          Representations and Warranties of the Company. The Company represents and warrants to the Buyer that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; (v) this Agreement and the Note have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by the Company, the issuance of Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (c) to the Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of the Company’s properties or assets; (vii) no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Securities to the Buyer, except such authorizations, approvals and consents that have been obtained; (viii) none of the Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act for at least the preceding twelve months on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) the Company is not now and has not previously been a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) the Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by the Buyer relating to the Notes or the transactions contemplated hereby; and (xii) except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), the Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and the Company shall indemnify and hold harmless each of the Buyer, the Buyer’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee, if any).

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4.          Company Covenants. Until all of the Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, the Company shall timely make all filings required to be made by it under the Securities Act of 1933 (the “1933 Act”), the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to the Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Buyer promptly after such filings; (ii) so long as the Buyer beneficially owns any of the Securities and for at least twenty (20) trading days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; and (iv) the Company shall use the net proceeds received under any of the Notes for working capital and general corporate purposes only; provided, however, the Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Securities, or (B) to any other party relating to any financing transaction effected prior to the date hereof.

5.          Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

5.1.          The Buyer shall have executed this Agreement and delivered the same to the Company.

5.2.          The Buyer shall have delivered the Purchase Price in accordance with Section 1.2 above.

6.          Conditions to the Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

6.1.          The Company shall have executed this Agreement and delivered the same to the Buyer.

6.2.          The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 1.2 above.

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6.3.          The irrevocable transfer agent instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent (the “Transfer Agent”) substantially in the form attached hereto as Exhibit BB.

6.4.          The Company shall have delivered to the Buyer a fully executed officer’s certificate evidencing the Company’s approval of the Transaction Documents substantially in the form attached hereto as Exhibit CC.

6.5.          The Company shall have delivered to the Buyer a fully executed share issuance resolution to be delivered to the Transfer Agent substantially in the form attached hereto as Exhibit DD.

6.6.          The Company shall have delivered to the Buyer a fully executed warrant agreement substantially in the form attached hereto as Exhibit CE.

7.          Reservation of Shares. At all times during which any Note is convertible pursuant to the terms thereof, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note. Within three (3) months from the date hereof, the Company will, as of such date and at all times thereafter, reserve at least (i) three times the number of shares of Common Stock necessary to convert the total Outstanding Balance (as defined in and determined pursuant to the Note) of the outstanding Note, (the “Share Reserve”): prior to three (3) months from the date hereof, the Company will maintain not less than 18,000,000 shares of Common Stock in the Share Reserve (the “Transfer Agent Reserve”). The Company further agrees that after one hundred eighty (180) days from the date hereof, it will cause its transfer agent to immediately add shares of Common Stock to the Transfer Agent Reserve as and when reasonably requested by the Buyer in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Notes have been paid in full, the Company shall require its transfer agent to reserve for the purpose of issuance to the Buyer pursuant to conversions under the Note, a number of shares of Common Stock equal to the Transfer Agent Reserve. The Company shall further require its transfer agent to hold such shares of Common Stock exclusively for the benefit of the Buyer and to issue such shares to the Buyer promptly upon Buyer’s delivery of a conversion notice under a Note.

8.          Intentionally Omitted.

9.          Governing Law; Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

9.1.          Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in New York State in connection with any dispute or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submits to the venue of any such court for the purposes hereof, and (d) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

9.2.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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9.3.          Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.4.          Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

9.5.          Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile, (b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

PositiveID Corp.

Attn: William Caragol

1690 South Congress Avenue, Suite 201

Delray Beach, FL 33445

If to the Buyer:

Blue Citi, LLC

Attn: Robert Malin
440 East 79th Street, Suite 4M

New York, NY 10075

With a copy to (which copy shall not constitute notice):

Matthew McMurdo, Esq.

28 West 44th Street, 16th Floor

New York, NY 10036

9.6.          Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, in whole or in part, without the need to obtain the Company’s consent thereto. The Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Buyer.

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9.7.          Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

9.8.          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.9.          Buyer’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

9.10.         Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time the Buyer shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Buyer (together with its affiliates) to beneficially own a number of shares exceeding the 4.9% of the issued and outstanding shares of Common Stock (the “Maximum Percentage”), then the Company must not issue to the Buyer the shares that would cause the Buyer to exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act.

9.11.         Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) any Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or Lender otherwise takes action to collect amounts due under any Note or to enforce the provisions of any Note; or (b) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under any Note; then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

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9.12.         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

9.13.         Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

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SUBSCRIPTION AMOUNT:

Principal Amount of the Note:	$161,000

Purchase Price:	$150,000

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

BUYER:

BLUE CITI, LLC.

By:

By:	/s/ Robert Malin

COMPANY:

POSITIVEID CORP.

By:	/s/ William Caragol

Printed Name:	William Caragol

Title:	CEO

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Irrevocable Transfer Agent Instructions
Exhibit C	Officer’s Certificate
Exhibit D	Share Issuance Resolution
Exhibit E	Warrant Agreement